Exhibit 99.1

News Release

For Immediate Release

JACKSON HEWITT REPORTS

FIRST QUARTER FISCAL 2006 RESULTS

$20 Million of Common Stock Repurchased During Quarter

Second-Quarter Dividend of $0.08 per Share Declared

PARSIPPANY, NJ – August 25, 2005 – Jackson Hewitt Tax Service Inc. (NYSE: JTX) today reported financial results for the first quarter of fiscal 2006.  Revenues in the current quarter were $6.1 million as compared to $8.8 million in the prior year period.  The net loss in the current quarter of $13.2 million ($0.35 per share), as compared to a net loss of $11.4 million ($0.30 per share) in the prior year period, included a $2.7 million charge ($0.04 per share) related to the Company’s debt refinancing as well as a $2.1 million decline ($0.03 per share) in revenue associated with the change in the Company’s agreement with Santa Barbara Bank & Trust (“SBB&T”).  Jackson Hewitt typically generates a loss in the first and second fiscal quarters due to the seasonal nature of the tax service business.

“With the record 2005 tax season behind us, the first quarter included significant events such as our debt refinancing that reduced borrowing costs and increased flexibility for our recently announced share repurchase program,” said Michael Lister, Chairman and Chief Executive Officer.  “In our second quarter, our franchisees and employees are finalizing plans for our annual tax course offerings and diligently preparing for the upcoming tax season in order to meet our customers’ needs.”

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of common stock payable on October 14, 2005 to stockholders of record as of September 28, 2005.

Through the end of the first quarter, the Company repurchased 860,600 shares of common stock at a total cost of $20.3 million.  As of July 31, 2005, approximately $41.1 million remained available under the previously announced share repurchase program.

Revenues declined principally due to a change in the agreement with SBB&T which resulted in lower other financial product revenues earned beginning in the 2005 tax season.  As a result, the current quarter included $0.8 million ($0.01 per share) of other financial product revenues related to SBB&T refund anticipation loans facilitated in prior years, as compared to $2.9 million earned in the first quarter of fiscal 2005.  The results for the prior year period also included a $4.5 million stock-based compensation charge related to the Company’s initial public offering (“IPO”).

7 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.496.1040 Fax: 973.496.2760

www.jacksonhewitt.com

Franchise Operations

Revenues in the current quarter were $5.8 million as compared to $8.3 million in the prior year period.  The decline was primarily attributable to the change associated with the SBB&T agreement that became effective with the 2005 tax season.  The Company now earns primarily a fixed fee during tax season when refund anticipation loans are facilitated with SBB&T.  It is anticipated that other financial product revenues will continue to decline in the first two quarters of each fiscal period, on a year over year basis.

Financial product fees increased to $1.8 million in the current quarter, reflecting growth in the Gold Guarantee® program in 2005.  Other revenues of $2.0 million included $1.1 million from the sale of 52 new territories to franchisees.

Cost of operations increased by $0.7 million in the current quarter, largely due to higher costs related to growth in the Gold Guarantee program.  Marketing and advertising expenses increased by $0.5 million in anticipation of growth in the business.  Loss before income taxes was $6.9 million, as compared to $3.3 million in the same period last year.

Company Owned-Office Operations

The loss before income taxes was $5.3 million in the current quarter as compared to $6.3 million in the prior year period primarily due to a $0.5 million recovery of previously written-off receivables as well as modest declines in other expenses.

Corporate and Other

General and administrative expenses increased primarily due to incremental costs following the IPO such as directors’ and officers’ insurance and other administrative expenses incurred for the entire current fiscal quarter as compared to just over one month in the prior year period beginning at the date of the IPO.  In addition to the $2.7 million non-cash write-off of deferred financing costs, interest expense increased by $1.3 million, primarily due to a full quarter of interest expense on the outstanding debt that was established in last year’s first quarter and higher interest rates.  In 2005, the Company incurred a $4.5 million stock-based compensation charge related to the IPO.

New Credit Facility

The Company established a new $250 million, five-year unsecured revolving credit facility that replaced its previous term debt and revolving credit line.  The new credit facility reduces the borrowing spread by approximately 0.50% annually and additionally reduces the amortization of deferred financing costs by approximately $500,000 annually.

Conference Call

Michael Lister, Chairman and Chief Executive Officer, and Mark Heimbouch, Chief Financial Officer, will host a live webcast over the internet later this morning at 11:00 a.m. Eastern Time to discuss the quarter’s results.  Please visit the investor relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast.

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This press release contains forward-looking statements based upon current information and expectations, including the Company’s expectations regarding the continuation of its share repurchase program.  Actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to:  the Company’s ability to achieve the same level of growth in revenues and profits that it has in the past; government initiatives that simplify tax return preparation and government legislation and regulation of the industry and products and services, including refund anticipation loans; the success of the Company’s franchise operations; changes in the Company’s relationship with financial product providers; the seasonality of the Company’s business and its effect on the stock price; the Company’s compliance with its revolving credit facility covenants; the Company’s exposure to litigation; and, the effect of market conditions within the tax return preparation industry.  Additional information concerning these and other factors that could impact the Company’s business can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005 and its other public filings with the Securities and Exchange Commission (“SEC”).  Copies are available from the SEC or the Jackson Hewitt website.  The Company assumes no obligation to update any forward-looking statements or information, which speak only as of the date they were made.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX) is the second largest tax preparation service company in the United States, with over 5,400 franchised and company-owned offices in 49 states and the District of Columbia. Specializing in electronic filing (IRS e-file), the Company provides full service, individual federal and state income tax preparation and facilitates related financial products.  Most Jackson Hewitt offices are independently owned and operated. Jackson Hewitt is based in Parsippany, New Jersey. More information about the Company may be obtained by visiting the Company’s website at www.jacksonhewitt.com.

Contact:

Investor Relations:	Media Relations:
David Kraut	Sheila Cort
Vice President,	Vice President,
Treasury & Investor Relations	Corporate Communications
973-496-3401	973-496-2702

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JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of	As of
	July 31, 2005	April 30, 2005
Assets
Current assets:
Cash and cash equivalents (a)	$1,565	$113,264
Accounts receivable, net of allowance for doubtful accounts of $1,878 and $1,840, respectively	2,453	15,187
Notes receivable, net	3,561	3,156
Prepaid expenses and other	7,048	7,542
Deferred income taxes	4,238	3,446
Total current assets	18,865	142,595

Property and equipment, net	32,499	33,942
Goodwill	392,877	392,691
Other intangible assets, net	87,001	87,634
Notes receivable, net	3,385	2,765
Other non-current assets, net	13,395	15,462
Total assets	$548,022	$675,089

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$13,180	$27,581
Income taxes payable	8,959	21,339
Deferred revenues	8,152	7,834
Total current liabilities	30,291	56,754

Long-term debt (a)	110,000	175,000
Deferred income taxes	36,761	36,005
Other non-current liabilities	8,370	11,093
Total liabilities	185,422	278,852

Stockholders’ equity:
Common stock, par value $0.01 Authorized: 200,000,000 shares Issued: 37,762,412 and 37,634,327 shares, respectively	378	376
Additional paid-in capital	347,733	344,908
Retained earnings	34,762	50,953
Less: Treasury stock, at cost: 860,600 and zero shares, respectively	(20,273)	—
Total stockholders’ equity	362,600	396,237
Total liabilities and stockholders’ equity	$548,022	$675,089

Note to the Consolidated Balance Sheets:

(a)                                  In June 2005, the Company repaid the entire $175.0 million of five-year floating rate senior unsecured notes with cash from operations and borrowings under its five-year unsecured revolving credit facility.

JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	July 31,
	2005	2004

Revenues
Franchise operations revenues:
Royalty	$455	$600
Marketing and advertising	210	275
Financial product fees	1,846	1,702
Other financial product revenues	1,310	3,496
Other	1,982	2,259
Service revenues from company-owned office operations	304	451
Total revenues	6,107	8,783

Expenses
Cost of franchise operations	7,512	6,854
Marketing and advertising	2,683	2,212
Cost of company-owned office operations	4,179	4,617
Selling, general and administrative (a)	6,837	10,480
Depreciation and amortization	2,659	2,839
Total expenses	23,870	27,002

Loss from operations	(17,763)	(18,219)
Other income/(expense):
Interest income	730	152
Interest expense	(2,034)	(757)
Write-off of deferred financing costs (b)	(2,677)	—
Loss before income taxes	(21,744)	(18,824)
Benefit from income taxes	(8,537)	(7,378)

Net loss	$(13,207)	$(11,446)

Loss per share:
Basic and diluted	$(0.35)	$(0.30)

Notes to the Consolidated Statements of Operations:

(a)          In the three months ended July 31, 2004, the Company incurred a $4.5 million stock-based compensation charge in connection with the initial public offering.

(b)         Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

JACKSON HEWITT TAX SERVICE INC.

FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	July 31,
	2005	2004

Revenues
Royalty	$455	$600
Marketing and advertising	210	275
Financial product fees	1,846	1,702
Other financial product revenues	1,310	3,496
Other	1,982	2,259
Total revenues	5,803	8,332

Expenses
Cost of operations	7,512	6,854
Marketing and advertising	2,499	1,971
Selling, general and administrative	881	1,014
Depreciation and amortization	1,983	1,892
Total expenses	12,875	11,731

Loss from operations	(7,072)	(3,399)
Other income/(expense):
Interest income	189	146
Loss before income taxes	$(6,883)	$(3,253)

JACKSON HEWITT TAX SERVICE INC.

COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	July 31,
	2005	2004

Revenues
Service revenues from operations	$304	$451

Expenses
Cost of operations	4,179	4,617
Marketing and advertising	184	241
Selling, general and administrative	612	920
Depreciation and amortization	676	947
Total expenses	5,651	6,725

Loss from operations	(5,347)	(6,274)
Other income/(expense):
Interest income	—	6
Loss before income taxes	$(5,347)	$(6,268)

JACKSON HEWITT TAX SERVICE INC.

CORPORATE AND OTHER RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended
	July 31,
	2005	2004

Expenses (a)
General and administrative	$5,344	$4,038
Stock-based compensation charge related to initial public offering	—	4,508
Total expenses	5,344	8,546

Other income/(expense):
Interest income	541	—
Interest expense	(2,034)	(757)
Write-off of deferred financing costs (b)	(2,677)	—
Loss before income taxes	$(9,514)	$(9,303)

Notes to Corporate and Other Results of Operations:

(a)          Included in selling, general and administrative in the Consolidated Statements of Operations.

(b)         Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

JACKSON HEWITT TAX SERVICE INC.

ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	July 31,
	2005	2004

Total revenues, as reported	$6,107	$8,783
Less: Other financial product revenues related to SBB&T, as reported (a)	(771)	(2,919)
Total revenues, as adjusted	$5,336	$5,864

Net loss, as reported	$(13,207)	$(11,446)
Less: Other financial product revenues related to SBB&T, as reported	(771)	(2,919)
Add: Stock-based compensation charge related to initial public offering	—	4,508
Add: Write-off of deferred financing costs (b)	2,677	—
Adjustment to as reported benefit from income taxes	748	623
Net loss, as adjusted	$(12,049)	$(10,480)

Loss per share, as reported
Basic and diluted	$(0.35)	$(0.30)

Loss per share, as adjusted
Basic and diluted	$(0.32)	$(0.28)

Notes to Adjusted Results of Operations:

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States. In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of total revenues, net loss and loss per share on an “as adjusted” basis, which are non-GAAP financial measures, is necessary to reflect the impact of the current agreement with SBB&T as if such agreement was in effect for all periods presented as well as to reflect the impact of adjusting certain significant items in the results of operations in order to help investors compare, on an equivalent basis, the Company’s financial results for the current period presented to its financial results for the prior period presented.

(a)          The Company’s current agreement with SBB&T became effective with the facilitation of refund anticipation loans (“RALs”) beginning in January 2005. Other financial product revenues were adjusted to exclude revenues under the prior agreement in which the Company primarily earned a portion of the difference between finance fees paid by customers to SBB&T and the loan amounts that SBB&T was unable to collect and has been prepared as if the current agreement had been in effect for RALs facilitated in all prior periods.

(b)         Represents a non-cash charge associated with the repayment of $175.0 million five-year floating rate unsecured notes and the termination of the Company’s $100.0 million five-year revolving credit facility.

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